Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	eight

SEI Reports Third-Quarter 2005 Results

Net Income up 8%, Revenues Increase 12%

OAKS, Pa., October 19, 2005 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for third-quarter 2005, reporting increases in revenues, net income and earnings per share, compared to the corresponding period in 2004.

Consolidated Overview (In thousands, except earnings per share)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2005	2004	%	2005	2004	%
Revenues	$193,659	$172,978	12%	$569,420	$509,301	12%
Net Income Before Taxes	76,677	71,227	8%	214,874	197,678	9%
Net Income	49,196	45,407	8%	137,089	126,020	9%
Diluted Earnings Per Share	$.48	$.43	12%	$1.32	$1.19	11%

“We continue to be pleased with our results, especially since we are in the heart of the build phase of our new strategies”, said Alfred P. West, Jr., SEI Chairman and CEO.

“These investments promise to both transform our company, giving us even larger markets for growth, as well as provide our clients with increased opportunities for success. In the long run, we are firm in our belief that these investments will position us to grow future revenues and profits more rapidly.”

Summary of Third-Quarter and Year-to-Date Results by Business Segment

(In thousands)	For the Three Month Period Ended September 30,			For the Nine Month Period Ended September 30,
	2005	2004	%	2005	2004	%
Private Banking and Trust:
Revenues	$67,793	$69,360	(2%)	$211,721	$218,137	(3%)
Operating Profit	$23,582	$29,674	(21%)	$76,173	$86,805	(12%)
Operating Margin	35%	43%		36%	40%
Investment Advisors:
Revenues	53,142	45,967	16%	151,205	132,198	14%
Operating Profit	28,978	24,995	16%	80,820	72,305	12%
Operating Margin	55%	54%		53%	55%
Enterprises:
Revenues	22,004	18,347	20%	62,939	50,617	24%
Operating Profit	9,721	8,112	20%	28,447	23,168	23%
Operating Margin	44%	44%		45%	46%
Money Managers:
Revenues	22,707	20,523	11%	64,081	56,471	13%
Operating Profit	3,362	3,573	(6%)	10,223	10,457	(2%)
Operating Margin	15%	17%		16%	19%
Investments in New Businesses:
Revenues	28,013	18,781	49%	79,474	51,878	53%
Operating Loss	(4,131)	(4,747)	13%	(15,004)	(13,760)	(9%)
Operating Margin	(15%)	(25%)		(19%)	(27%)
Consolidated Segment Totals:
Revenues	$193,659	$172,978	12%	$569,420	$509,301	12%
Operating Profit	$61,512	$61,607	—	$180,659	$178,975	1%
Operating Margin	32%	36%		32%	35%

Third-Quarter Business Commentary:

•	Private Banking & Trust lagged year-ago levels on revenues and profits, due primarily to previously reported losses in the mutual fund services business during the 2nd half of 2004.
•	The Investment Advisors, Enterprises, Money Managers and Investments in New Businesses segments reported revenue gains, versus year-ago levels. This was fueled by stronger capital markets and, in most segments, new sales.
•	Consolidated operating margins lagged year-ago levels, due primarily to increased rate of investment and operational spending necessary to deliver new company strategies and solutions, as well as costs directly associated with new revenue.
•	Assets under management grew by $7.9 billion during the 3rd quarter to $138.5 billion. This growth included $5.5 billion from the unconsolidated affiliate and $2.4 billion from the business segments.
•	In the 3rd quarter, SEI purchased 1,124,000 shares of its common stock for $41.9 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDT on Wednesday, October 19, 2005. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 798076.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of asset management services and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending September 30, 2005, through our subsidiaries and partnerships in which we have a significant interest, SEI administers $321.7 billion in mutual fund and pooled assets, manages $138.5 billion in assets, and operates 22 offices in 12 countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended September 30,
	2005	2004
Revenues	$193,659	$172,978

Operating and development expenses	99,633	78,961
Sales and marketing expenses	32,514	32,410
General and administrative expenses	8,212	7,054

Income before interest and taxes	53,300	54,553

Equity in earnings of unconsolidated affiliate	20,956	11,859
Net (loss) gain on investments	(130)	439
Interest income	1,979	1,184
Interest expense	(369)	(497)
Other income	941	3,689

Income before taxes	76,677	71,227

Income taxes	27,481	25,820

Net income	$49,196	$45,407

Diluted earnings per common share	$.48	$.43

Shares used to calculate diluted earnings per common share	102,595	104,968

Basic earnings per common share	$.49	$.44

Shares used to calculate basic earnings per common share	99,814	102,904

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Nine Months Ended September 30,
	2005	2004
Revenues	$569,420	$509,301

Operating and development expenses	291,140	232,289
Sales and marketing expenses	97,621	98,037
General and administrative expenses	25,331	22,651

Income before interest and taxes	155,328	156,324

Equity in earnings of unconsolidated affiliate	53,818	31,542
Net gain on investments	219	4,730
Interest income	5,739	3,021
Interest expense	(1,171)	(1,628)
Other income	941	3,689

Income before taxes	214,874	197,678

Income taxes	77,785	71,658

Net income	$137,089	$126,020

Diluted earnings per common share	$1.32	$1.19

Shares used to calculate diluted earnings per common share	103,560	106,041

Basic earnings per common share	$1.36	$1.21

Shares used to calculate basic earnings per common share	100,792	103,736

SEI INVESTMENTS COMPANY
CONDENSED BALANCE SHEETS
(In thousands)

	September 30, 2005	December 31, 2004
Assets

Cash and short-term investments	$133,709	$216,966
Restricted Cash	10,003	14,386
Receivables	118,872	108,795
Other current assets	13,788	15,532

Total current assets	276,372	355,679
Property and Equipment, net	115,049	113,640
Investments available for sale	51,999	39,817
Capitalized Software, net	100,430	55,830
Other assets	62,251	50,509

Total assets	$606,101	$615,475

Liabilities

Current liabilities	$137,726	$163,569
Long-term debt	9,000	14,389
Long-term deferred gain	—	1,472
Deferred income taxes	50,018	32,103
Shareholders’ Equity	409,357	403,942

Total liabilities and shareholders’ equity	$606,101	$615,475

SEI Investments Business Segments (In thousands)	Three Months ended Sep. 30,		Nine Months ended Sep. 30,
	2005	2004	2005	2004
Private Banking and Trust:
Revenues
Investment processing fees	54,952	54,381	172,668	166,602
Fund processing fees	4,283	6,247	13,367	25,288
Investment management fees	8,558	8,732	25,686	26,247

Total Revenues	67,793	69,360	211,721	218,137

Operating and development expenses	35,831	30,217	108,655	101,300
Sales and marketing expenses	8,380	9,469	26,893	30,032

Operating Profit	23,582	29,674	76,173	86,805
Operating Margin	35%	43%	36%	40%

Investment Advisors:
Revenues	53,142	45,967	151,205	132,198

Operating and development expenses	18,076	13,785	51,611	38,124
Sales and marketing expenses	6,088	7,187	18,774	21,769

Operating Profit	28,978	24,995	80,820	72,305
Operating Margin	55%	54%	53%	55%

Enterprises:
Revenues	22,004	18,347	62,939	50,617

Operating and development expenses	6,796	5,502	19,010	13,751
Sales and marketing expenses	5,487	4,733	15,482	13,698

Operating Profit	9,721	8,112	28,447	23,168
Operating Margin	44%	44%	45%	46%

Money Managers:
Revenues	22,707	20,523	64,081	56,471

Operating and development expenses	15,716	13,517	43,433	35,491
Sales and marketing expenses	3,629	3,433	10,425	10,523

Operating Profit	3,362	3,573	10,223	10,457
Operating Margin	15%	17%	16%	19%

Investments in New Businesses:
Revenues	28,013	18,781	79,474	51,878

Operating and development expenses	23,214	15,940	68,431	43,623
Sales and marketing expenses	8,930	7,588	26,047	22,015

Operating Loss	(4,131)	(4,747)	(15,004)	(13,760)
Operating Margin	(15%)	(25%)	(19%)	(27%)

Consolidated Segment Totals:
Revenues	$193,659	$172,978	$569,420	$509,301

Operating and development expenses	99,633	78,961	291,140	232,289
Sales and marketing expenses	32,514	32,410	97,621	98,037

Operating Profit	$61,512	$61,607	$180,659	$178,975
Operating Margin	32%	36%	32%	35%

General and Administrative expenses	8,212	7,054	25,331	22,651

Income from Operations	$53,300	$54,553	$155,328	$156,324
Operating Margin	28%	32%	27%	31%

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Sep. 30, 2004	Dec. 31, 2004	Mar. 31, 2005	Jun. 30, 2005	Sep. 30, 2005
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,662	$2,780	$2,427	$2,495	$2,504
Collective Trust Fund prgm.	1,455	1,518	1,574	1,700	1,704
Liquidity funds	7,723	7,503	7,406	7,442	7,668

Total assets under mgmt.	$11,840	$11,801	$11,407	$11,637	$11,876

Client assets under admin.	35,881	35,986	33,703	34,208	28,675

Total assets under admin.	$47,721	$47,787	$45,110	$45,845	$40,551

Investment Advisors:
Equity/Fixed Income prgms.	$25,559	$27,706	$27,371	$27,883	$29,219
Collective Trust Fund prgm.	2,592	2,521	2,513	2,610	2,623
Liquidity funds	1,081	1,026	1,113	1,018	1,047

Total assets under mgmt.	$29,232	$31,253	$30,997	$31,511	$32,889

Enterprises:
Equity/Fixed Income prgms.	$15,871	$17,283	$17,926	$18,273	$19,266
Collective Trust Fund prgm.	1,031	1,023	994	1,001	1,013
Liquidity funds	3,869	3,406	2,976	2,836	2,389

Total assets under mgmt.	$20,771	$21,712	$21,896	$22,110	$22,668

Money Managers:
Equity/Fixed Income prgms.	$25	$18	$12	$12	$13
Collective Trust Fund prgm.	7,226	7,097	7,634	8,108	8,524
Liquidity funds	226	208	182	167	185

Total assets under mgmt.	$7,477	$7,323	$7,828	$8,287	$8,722

Client assets under admin.	123,651	124,648	127,247	139,822	147,647

Total assets under admin.	$131,128	$131,971	$135,075	$148,109	$156,369

Investments in New Businesses:
Equity/Fixed Income prgms.	$13,507	$15,566	$17,778	$19,137	$18,873
Liquidity funds	169	179	225	255	318

Total assets under mgmt.	$13,676	$15,745	$18,003	$19,392	$19,191

Client assets under admin.	6,096	7,003	6,253	7,296	6,841

Total assets under admin.	$19,772	$22,748	$24,256	$26,688	$26,032

Unconsolidated Affiliate:
Equity/Fixed Income prgms.	$26,835	$32,556	$33,781	$37,740	$43,192

Consolidated:
Equity/Fixed Income prgms (A,B)	$84,459	$95,909	$99,295	$105,540	$113,067
Collective Trust Fund prgm.	12,304	12,159	12,715	13,419	13,864
Liquidity funds (B)	13,068	12,322	11,902	11,718	11,607

Total assets under mgmt.	$109,831	$120,390	$123,912	$130,677	$138,538

Client assets under admin.	165,628	167,637	167,203	181,326	183,163

Total assets under admin.	$275,459	$288,027	$291,115	$312,003	$321,701

(A)	Equity/Fixed Income programs include $2,370 of assets invested in SEI’s Asset Allocation Funds at 9/30/05
(B)	In addition to the numbers presented, SEI also administers an additional $4,800 in Funds of Funds assets (as of September 30, 2005) on which SEI does not earn an administration fee.